Exhibit 99.1

PERICOM SEMICONDUCTOR REPORTS
FISCAL FIRST QUARTER 2011 FINANCIAL RESULTS

▪	Net revenues increased 3% sequentially, and 30% year-over-year.
▪	GAAP net income attributable to Pericom shareholders increased 143% sequentially and 612% year-over-year.

San Jose, Calif. – November 2, 2010 - Pericom Semiconductor Corporation (NASDAQ: PSEM), a worldwide supplier of high-speed integrated circuits and frequency control products, today announced results for its fiscal first quarter ended October 2, 2010.

Net revenues for the first quarter were $42.8 million, an increase of 3% from the $41.5 million reported in the fourth quarter of fiscal 2010, and up 30% from the $33.0 million reported in the comparable period last year.  The first quarters of fiscal 2010 and 2011 had thirteen weeks each, while the fourth quarter of fiscal 2010 was a fourteen week quarter. The first quarter of fiscal 2011 included one month of Pericom Technology, Inc. (“PTI”) operations after the close of the acquisition on August 31, 2010.

Gross margin was 34.0% in the first quarter, down from 36.7% last quarter, and up from 32.0% in the comparable period last year. On a non-GAAP basis, gross margin would have been 35.3% in the first quarter if the share-based compensation, amortization of intangible assets, and amortization of the acquired inventory fair value adjustment from the PTI acquisition were excluded.

GAAP net income attributable to Pericom shareholders for the first quarter was $9.5 million, or $0.38 per diluted share, compared with net income of $3.9 million, or $0.15 per diluted share in the fourth quarter, and net income of $1.3 million, or $0.05 per diluted share in the comparable period last year. GAAP net income for the first quarter of fiscal 2011 included share based compensation, amortization of intangible assets, amortization of the fair value adjustments related to acquired inventory, a one-time gain on the previously held interest in Pericom Technology, Inc., and other acquisition related expenses. Excluding these items, non-GAAP net income for the first quarter was $4.3 million or $0.17 per diluted share, compared with $4.8 million or $0.19 per diluted share in the fourth quarter, and net income of $2.1 million, or $0.08 per diluted share in the comparable period last year.  The income tax rate for the first quarter was 35.1% on a non-GAAP basis compared with the fourth quarter rate of 27.7%.  The higher first quarter tax rate was due to the gain on previously held PTI shares being taxed at a high rate as well as the income mix between domestic and foreign jurisdictions, while the fourth quarter benefited from the release of certain reserves.

 “We are pleased to report our sixth consecutive sequential revenue increase. A key driver for the revenue growth is our Connect product line which had a sequential 14% revenue growth” said Alex Hui, President and CEO of Pericom.

“The design activities for our serial connectivity and timing product solutions continue to produce results. We recently introduced 7 new products supporting the new PCI Express® 3.0 8Gbps and received strong interest from customers on these products. We completed the acquisition of PTI at  end of August.  This acquisition adds over $20 million of revenues at good gross margins and provides us with a stronger platform in the fast growing Greater China market.”

Non-GAAP Financial Information

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), this announcement of operating results contains non-GAAP financial measures that exclude the income statement effects of share-based compensation, amortization of intangible assets, fair value adjustments of acquired inventory,  acquisition-related expenses, a one-time gain on the previously held interest in Pericom Technology, Inc., and the effects of excluding share-based compensation upon the number of diluted shares used in calculating non-GAAP earnings per share.

We have excluded share-based compensation expense in calculating these non-GAAP financial measures.  These expenses are non-cash in nature and rely on valuations of the future market price of our common stock that is difficult to predict and is affected by market factors that are largely not within the control of management. We have excluded amortization of intangible assets, amortization of the fair value adjustments related to acquired inventory, acquisition related expenses, the gain on the previously held interest in PTI, and the corresponding tax effect because we do not consider them to be related to our core operating performance.

We use the non-GAAP financial measures that exclude these items to make strategic decisions, forecast future results and evaluate the Company’s current performance. We believe that the presentation of non-GAAP financial measures that exclude these items is useful to investors because we do not consider these charges either part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that are used to evaluate the Company’s operating performance.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

New Products

In the September quarter, Pericom introduced a total of 12 new products across the Signal Integrity, Timing, and Connectivity product areas. Seven of the twelve new products introduced support the new PCI Express® 3.0 8Gbps specification being adopted for next generation server, storage, networking, and embedded market segments These products were introduced at the Intel Developer’s Forum in September 2010.

•
Expanding our solutions for high-speed serial protocol signal integrity, Pericom introduced 6 new ReDriverTM products for PCIe 3.0, SATA3, SAS2, eSATA, and DisplayPort™ protocols. These products address volume PC, server, storage, networking, and embedded market segments.

•	Adding to our high-speed connectivity solutions, we introduced a new switching and connectivity product supporting the new PCIe 3.0 8Gbps speed.

•
We expanded our timing solutions for next generation platforms by introducing 5 new products: 4 advanced clock generators and clock buffers supporting the new PCIe 3.0 8Gbps speed, and one advanced voltage controlled crystal oscillator (VCXO) targeting new cell phone chipsets for the ultra mobility market segment.

Share Repurchase Update

On April 29, 2008, our Board of Directors authorized the repurchase of $30 million of our common stock.  Pursuant to the 2008 authority, the Company repurchased 163,161 shares in the three months ended October 2, 2010 for an aggregate cost of $1,409,467 and an average per share purchase price of $8.64.  The remaining balance of potential share repurchases under the 2008 authority is approximately $16.4 million.

PTI Acquisition

During the first quarter, Pericom acquired all remaining outstanding shares of Pericom Technology, Inc. (“PTI”) for approximately $30.6 million in cash, with a potential for an additional payment of up to $6 million in earn-out consideration and bonus for the achievement of certain milestones during our fiscal 2011.  Pericom previously held a 40.4% ownership in PTI on a fully diluted basis and accounted for its investment in PTI using the equity method due to Pericom’s significant influence over its operations.  PTI is a fabless IC provider of timing, power management, and analog switch products that are sold primarily to Asian telecom, consumer, and ultra-mobility market segments.  The company was incorporated in the British Virgin Islands in 1994, and is headquartered in Hong Kong, with significant operations in Shanghai and Shenzhen, People’s Republic of China.  For additional information about the PTI acquisition, please refer to the Pericom press release library at http://www.pericom.com/press/211/ and click on the link for the press release dated August 9, 2010 describing Pericom’s acquisition of PTI.

Fiscal Q2 2011 Outlook

The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially.

•	Revenues in the second fiscal quarter are expected to be in the range of $40 million to $42 million.

•	Non-GAAP gross margins are expected to be in the 36% to 39% range.

•	Non-GAAP operating expenses are expected to be in the range of $10.6 to $11.0 million.

•	Other income is expected to be approximately $0.7 million.

•	The effective tax rate is expected to be approximately 33-34%.

Conference Call

The press release will be followed by a conference call beginning at 1:30 p.m. Pacific time on November 2, 2010. To listen to the call, dial (877) 377-7103 and reference “Pericom”. A slide presentation will accompany the conference call.  To view the slides, please visit the investor relations section of www.pericom.com.

The Pericom financial results conference call will be available via a live webcast on the investor relations section of the web site at http://www.pericom.com.  Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for approximately 90 days.

A taped replay of the conference call will be made available for the period from this evening through midnight on Tuesday, November 9th. To listen to the replay, dial (800) 642-1687 and reference conference ID 20773068.

About Pericom

Pericom Semiconductor Corporation (NASDAQ: PSEM) enables serial connectivity with the industry's most complete solutions for the computing, communications and consumer market segments. Pericom's analog, digital and mixed-signal integrated circuits, along with its SaRonix-eCERA frequency control products are essential in the timing, switching, bridging and conditioning of high-speed signals required by today's ever-increasing speed and bandwidth demanding applications. Company headquarters is in San Jose, California, with design centers and technical sales and support offices globally. http://www.pericom.com.

This press release contains forward-looking statements as defined under The Securities Litigation Reform Act of 1995. Forward-looking statements in this release include the statements under the captions ”Fiscal Q2 2011 Outlook”, which regard the anticipated revenues, gross margin, operating expenses, other income, net income and effective tax rate in the second fiscal quarter of 2011, and statements regarding continuing to drive improvements in gross margin and operating overhead, an increasing need for our products, Pericom being well positioned for the next phase of growth, and continuing revenue growth and delivering improved operating results. The Company’s actual results could differ materially from what is set forth in such forward-looking statements due to a variety of risk factors, including softness in demand for our products, price erosion for certain of our products, unexpected difficulties in developing new products, customer decisions to reduce inventory, economic or financial difficulties experienced by our customers, or technological and market changes. All forward-looking statements included in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and Pericom assumes no obligation to update any forward-looking statements. Parties receiving this release are encouraged to review our annual report on Form 10-K for the year ended July 3, 2010, and, in particular, the risk factors sections contained in that report.

Contact: Aaron Tachibana
Pericom Semiconductor
Tel: 408 435-0800
atachibana@pericom.com

- See Attached Tables -

NEWS RESLEASE, November 2, 2010

Pericom Semiconductor Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended
	October 2,	July 3,	September 26,
	2010	2010	2009

Net revenues	$42,775	$41,495	$32,952

Cost of revenues	28,240	26,246	22,416

Gross profit	14,535	15,249	10,536

Operating expenses:

Research and development	4,397	4,575	4,046

Selling, general and administrative	7,742	7,413	6,828

Total operating expenses	12,139	11,988	10,874

Income (loss) from operations	2,396	3,261	(338)

Interest and other income	11,936	1,072	1,643

Income before income taxes	14,332	4,333	1,305

Income tax expense	5,378	1,174	475

Net income from consolidated companies	8,954	3,159	830

Equity in net income of unconsolidated affiliates	556	759	527

Net income	9,510	3,918	1,357

Net income attributable to noncontrolling interests	-	-	(22)

Net income attributable to Pericom shareholders	$9,510	$3,918	$1,335

Basic income per share to Pericom shareholders	$0.38	$0.16	$0.05

Diluted income per share to Pericom shareholders	$0.38	$0.15	$0.05

Shares used in computing basic income per share	24,890	25,210	25,509

Shares used in computing diluted income per share	25,263	25,582	25,678

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NEWS RESLEASE, November 2, 2010

Pericom Semiconductor Corporation
Condensed Consolidated Statements of Operations
(In thousands)
(unaudited)

	Three Months Ended
	October 2,	July 3,	September 26,
	2010	2010	2009

Share-based compensation
Cost of revenues	$73	$88	$63
Research and development	390	441	352
Selling, general and administrative	600	659	515
Share-based compensation expense	$1,063	$1,188	$930

Amortization of intangible assets
Cost of revenues	$269	$29	$29
Selling, general and administrative	129	54	54
Amortization of intangible assets	$398	$83	$83

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NEWS RESLEASE, November 2, 2010

Pericom Semiconductor Corporation
Reconciliation of GAAP Net Income to Non-GAAP Net Income
(In thousands)
(unaudited)

	Three Months Ended
	October 2,	July 3,	September 26,
	2010	2010	2009
GAAP net income	$9,510	$3,918	$1,335
Reconciling items:
Share-based compensation expense	1,063	1,188	930
Amortization of intangible assets	398	83	83
Fair value adjustment amortization on acquired inventory	202	-	-
Gain on previously held interest at PTI	(11,004)	-	-
Acquisition-related costs	594	-	-
Interest expense accrual relating to PTI acquisition earnout	74	-	-
Fair value adjustment to depreciation expense on acquired fixed assets	15	-	-
Compensation expense accrual relating to PTI acquisition	128	-	-
Tax effect of adjustments	3,341	(380)	(255)
Total reconciling items	(5,189)	891	758
Non-GAAP net income	$4,321	$4,809	$2,093

Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS
(unaudited)

Diluted net income per share:
GAAP diluted income per share	$0.38	$0.15	$0.05
Adjustments:
Share-based compensation expense	0.04	0.05	0.04
Amortization of intangible assets	0.02	0.00	0.00
Fair value adjustment amortization on acquired inventory	0.01	-	-
Gain on previously held interest at PTI	(0.44)	-	-
Acquisition-related costs	0.02	-	-
Interest expense accrual relating to earnout	0.00	-	-
Fair value adjustment to depreciation expense on acquired fixed assets	0.00	-	-
Compensation expense accrual relating to PTI acquisition	0.01	-	-
Tax effect of adjustments	0.13	(0.01)	(0.01)
Total adjustments	(0.21)	0.04	0.03
Non-GAAP diluted income per share	$0.17	$0.19	$0.08

Shares used in diluted net income per share calculation:
GAAP	25,263	25,582	25,678
Exclude the benefit of share-based compensation expense (1)	265	265	134

Non-GAAP	25,528	25,847	25,812

   (1) For purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of unamortized stock compensation costs that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

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NEWS RESLEASE, November 2, 2010

Pericom Semiconductor Corporation
Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin
(In thousands)
(unaudited)

	Three Months Ended
	October 2,	July 3,	September 26,
	2010	2010	2009
GAAP gross margin	$14,535	$15,249	$10,536
- % of revenues	34.0%	36.7%	32.0%
Reconciling items:
Share-based compensation	73	88	63
Amortization of intangible assets	269	29	29
Fair value adjustment amortization on acquired inventory	202	-	-
Fair value adjustment to depreciation expense on acquired fixed assets	1	-	-
Compensation expense accrual relating to PTI acquisition	37	-	-
Total reconciling items	582	117	92
Non-GAAP gross margin	$15,117	$15,366	$10,628
- % of revenues	35.3%	37.0%	32.3%

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(unaudited)

GAAP operating expenses	$12,139	$11,988	$10,874
- % of revenues	28.4%	28.9%	33.0%
Reconciling items:
Share-based compensation	(990)	(1,100)	(867)
Amortization of intangible assets	(129)	(54)	(54)
Acquisition-related costs	(594)	-	-
Fair value adjustment to depreciation expense on acquired fixed assets	(14)	-	-
Compensation expense accrual relating to PTI acquisition	(91)	-	-
Total reconciling items	(1,818)	(1,154)	(921)
Non-GAAP operating expenses	$10,321	$10,834	$9,953
- % of revenues	24.1%	26.1%	30.2%

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NEWS RESLEASE, November 2, 2010

Pericom Semiconductor Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	As of	As of
	October 2, 2010	July 3, 2010
Assets

Current assets:

Cash and cash equivalents	$27,904	$29,495
Restricted cash	3,807	-
Short-term investments	80,502	76,454
Accounts receivable - trade	26,089	25,365
Inventories	31,015	23,431
Prepaid expenses and other current assets	7,204	6,825
Deferred income taxes	3,216	3,119
Total current assets	179,737	164,689

Property, plant and equipment-net	58,593	50,760
Investments in unconsolidated affiliates	2,423	13,183
Deferred income taxes non current	3,670	3,868
Long-term investments in marketable securities	4,746	12,977
Goodwill	15,909	1,681
Intangible assets	17,195	1,452
Other assets	9,754	7,438
Total assets	$292,027	$256,048

Liabilities and Shareholders' Equity

Current liabilities:

Accounts payable	$13,959	$15,585
Accrued liabilities and other	22,177	10,781
Short-term debt	6,279	-
Total current liabilities	42,415	26,366

Industrial development subsidy	8,156	6,577
Other long-term liabilities	8,132	1,199
Total liabilities	58,703	34,142

Shareholders' equity:
Common stock and paid in capital	130,519	130,536
Retained earnings and other comprehensive income	102,805	91,370
Total Pericom shareholders' equity	233,324	221,906

Total liabilities and shareholders' equity	$292,027	$256,048

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